Exhibit 99.1

                                  PRESS RELEASE

           GLOBAL NUTECH, INC. DISTRIBUTOR INITIATES ON-LINE SITE FOR
    SALES OF ANTIOXIDANT ENZYMES SUPPLEMENT FOR IONIZING RADIATION PROTECTION


Huntington Beach, CA - Marketwire- 4/5/11 - Global NuTech, Inc. (OTCBB: BOCL) (www.globalnutechinc.com) announced today that one of its distributors, Enzyme BioScience Labs, now has a new website for on-line sales of Cell Guard(TM) Antioxidant Enzyme Supplement products. The on-line sales site is www.ebs-labs.com.

Cell Guard(TM) is made with IsoSproutPlex(R) - the first clinically-tested dietary supplement ingredient proven to increase the body's own production of key antioxidant enzymes to support healthy cell function and reduce free radical oxidative damages. These antioxidant enzymes which Cell Guard(TM) promotes in the body, including superoxide dismutase, enable the body's own system to naturally remove free radicals and toxic wastes caused by aging, smoking, air pollution, UV light and ionizing radiation, thereby minimizing the risk of DNA mutation-related diseases.

ABOUT GLOBAL NUTECH, INC.

Global NuTech, Inc. (OTCBB: BOCL) (www.globalnutechinc.com) provides marketing and distribution for a variety of commercial and consumer products including lines of environmentally-safe cleaning products for home and industrial purposes and the Agrigenic Food Company's Biotec Foods(R) (www.biotecfoods.com), Biomed Foods(R) (www.biomedfoods.com) and Biovet International(R) (www.biovet.net) lines of dietary and nutritional supplements.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with cleaning fluid and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact: E. G. Marchi (714) 373-1930